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                                  EXHIBIT 23.1

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP




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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Medaphis Corporation of our report dated January 27, 1998 appearing in Medaphis Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K/A.


/s/ PricewaterhouseCoopers LLP
-----------------------------------
PricewaterhouseCoopers LLP

Atlanta, Georgia
July 31, 1998